                                                                   Exhibit 10.14


                                                   M/I SCHOTTENSTEIN HOMES, INC.
                                                           1998 STOCK BONUS PLAN
                                          APPLICABLE TO THE FOLLOWING POSITIONS:
 PRESIDENT, SENIOR EXECUTIVE VICE PRESIDENT, CFO, TREASURER, AND GENERAL COUNSEL


The above individuals are eligible to earn a bonus, payable in stock, as outlined below:


ACTUAL PRE-TAX NET INCOME OVER $32,000,000: Provided the actual pre-tax net income of the Company exceeds $32,000,000, the above individuals will receive a designated percentage of December 31 base salary in stock under the 1998 Executive Deferred Compensation Plan. The shares of stock received shall be calculated based on the market value of the Company's common stock as of the closing of the market on December 31.


       PRE-TAX NET INCOME             PERCENTAGE OF DECEMBER 31 BASE SALARY
       ------------------             -------------------------------------
    $32,000,000 - $33,999,999                          5.0%
    $34,000,000 - $35,999,999                         10.0%
    $36,000,000 - $37,999,999                         15.0%
    $38,000,000 - $39,999,999                         25.0%
    $40,000,000 - $41,999,999                         30.0%
    $42,000,000 - $43,999,999                         35.0%
    $44,000,000 +                                     40.0%

PAYMENT:

The stock bonus will be payable by March 15 of the following year in which the bonus is earned. The individual must be employed in this capacity with the Company on the date bonuses are distributed to receive payment. In the event of a promotion or transfer, the bonus may be allocated to time employed with each position. No amounts are considered due or payable if the employment relationship with the Company is terminated.

The Company reserves the right to revise this program as it considers necessary.

ACKNOWLEDGED:


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Name                           Title                    Date